Exhibit 99.1

EAST RESOURCES ACQUISITION COMPANY RECEIVES EXPECTED NOTICE
FROM NASDAQ REGARDING DELAYED QUARTERLY REPORT

BOCA RATON, Fla. – (BUSINESS WIRE) – East Resources Acquisition Company (NASDAQ: ERES) (the “Company”) today announced that, on May 19, 2022, it received a notice (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “Form 10-Q”) with the Securities and Exchange Commission (“SEC”). The Notice has no immediate effect on the listing or trading of the Company’s securities on the NASDAQ.

As previously disclosed in the Form 12b-25 filed on May 16, 2022 by the Company, the Company was unable to file the Form 10-Q by the required due date of May 16, 2022 because the Company’s auditor could not complete its review of the Form 10-Q in a timely fashion.

Under NASDAQ rules, the Company has until June 21, 2022, to submit a plan to regain compliance with the Rule. If NASDAQ accepts the Company’s plan, then NASDAQ may grant an exception until October 12, 2022 to regain compliance. The Company is working diligently to complete and file the Form 10-Q as soon as reasonably practicable with the intention of regaining compliance.

ABOUT EAST RESOURCES ACQUISITION COMPANY

East Resources Acquisition Company, led by Terrence (Terry) M. Pegula, is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the energy industry in North America.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE East Resources Acquisition Company

CONTACTS

Investor Contact:

Kelly Seward

Email: info@eastresources.com